UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws of South Carolina	I.R.S. Employer Identification No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2012, the Executive Compensation Committee of Sonoco’s Board of Directors approved the following equity awards under the Sonoco Products Company 2008 Long-Term Incentive Plan:

	Stock Appreciation Rights	Performance Contingent Restricted Stock Unit Awards
Name		Threshold	Target	Maximum
H. E. DeLoach, Jr.	131,200	45,850	91,700	137,550
M. J. Sanders	54,300	20,000	40,000	60,000
B. L. Saunders	36,200	12,650	25,300	37,950
J. M. Colyer, Jr.	22,600	8,000	16,000	24,000
R. C. Tiede	20,000	6,750	13,500	20,250
All other officers	130,260	45,000	90,000	135,000

Stock Appreciation Rights

Stock settled stock appreciation rights (“SARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price on February 8, 2012. The material terms and conditions are as follows:

Approved Features

Grant Type:	Stock-Settled Stock Appreciation Rights

SAR Price:	Fair Market Value on February 8, 2012 (Closing price on the New York Stock Exchange)

Exercise Term:	7 years from date of grant; expiration date February 8, 2019

Vesting:	100% vested on February 8, 2013, the first anniversary of the date of the grant. Unvested SARs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested SARs will immediately vest upon the date of termination. In the case of retirement, unvested SARs will continue to vest provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining awards.

Exercise Period at Termination

Death:	Longer of remaining term of SAR or one year

Disability:	Shorter of remaining term of SAR or one year from termination following total disability

Retirement:	Shorter of remaining term of SAR or five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates their signed Employee Agreement; violation results in forfeiture of all remaining shares.

Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)

Termination for cause:	Immediate cancellation of all awards

Change in Control:	Shorter of remaining term of SAR or one year from an involuntary (or good reason) termination within two years of a Change in Control

Allowable Exercise Provisions

•	Withholding of shares to pay taxes.

•	Receive stock certificate for value of SAR or have certificate sent to company approved broker for addition to personal account or sale for cash.

Performance Contingent Restricted Stock Unit Awards

The material terms and conditions of the 2012 grants of performance contingent restricted stock units (“PCSUs”) are the same as for those made in 2011 with the exception of changes in the three-year financial performance goals for early vesting and the number of performance contingent restricted stock units granted.

Key provisions of the grants are:

Grant Date:	February 8, 2012

Plan Structure:	5-year plan with 3-year performance period for accelerated vesting

Performance Cycle:	January 1, 2012 through December 31, 2014

Vesting:	For accelerated vesting:

Goals will be established for three levels of performance: acceptable, superior and outstanding

• 150% of target shares vest if outstanding (maximum) performance is achieved after three years

• 100% of target shares vest if superior (target) performance is achieved after three years

• 50% of target shares vest if acceptable (threshold) performance is achieved after three years

•      If less than the number of threshold shares vest at the end of the 3-year performance period, then one-half of the remaining number of threshold shares will vest and be settled at the end of year four and one-half at the end of year five.

Change in Control:	In the event of a Change in Control, all unvested PCSUs will vest at Target on a pro rata basis if the Change in Control occurs during the 3-year Performance Period or at Threshold on a pro rata basis if the Change in Control occurs during the Time-Vesting Period in year 4 or 5.

Performance Measures

The financial performance measures used to determine the amount of performance units vested are cumulative base earnings per share (as adjusted to exclude certain items) (“BEPS”) and average return on net assets employed (“RONAE”), after adjusting to exclude certain items.

The targets for the 2012 – 2014 performance cycle are as follows:

	Threshold Vesting	Target Vesting	Maximum Vesting
Three-Year Compound Growth in BEPS	10.3%	16.9%	33.1%
Average Three-Year RONAE¹	9.5%	10.0%	10.5%

¹	Actual performance level required within the range depends on capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of 0.1% for every $100 Million of acquisition investment multiplied by the percent of time remaining in the three year performance cycle as of the date of the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 13, 2012	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

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